EXHIBIT 3.1 BYLAWS OF THE COMPANY, AS AMENDED BY RESOLUTION OF THE BOARD OF
            DIRECTORS

                        CLARION COMMERCIAL HOLDINGS, INC.

                           AMENDED AND RESTATED BYLAWS

                                    ARTICLE I
                                      SEAL

                  The Board of Directors may provide a suitable seal for the Corporation, which may be either facsimile or any other form of seal and shall remain in the custody of the Secretary. If the Board so provides, it shall be affixed to all certificates of the Corporation's stock and to other instruments requiring a seal.

                                   ARTICLE II
                                      STOCK

                  SECTION 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer.

                  The signatures may be either manual or facsimile signatures. If any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge, a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the Securities Act of 1933, as amended, shall be an acceptable summary for the purposes of this Section. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.

                  SECTION 2. LOST CERTIFICATES. The Board of Directors may order a new certificate or certificates of stock to be issued in place of any certificates shown to have been lost, stolen or destroyed under such terms and conditions as the Board of Directors deems reasonable. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative to indemnify the Corporation against any loss or claim which may arise by reason of the issuance of a new certificate.

                  SECTION 3. TRANSFER AGENTS AND REGISTRARS. At such time as the Corporation lists its securities on a national securities exchange or NASDAQ, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of stock of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

                  SECTION 4. TRANSFER OF STOCK. No transfers of shares of stock of the Corporation shall be made if (i) void AB INITIO pursuant to any Article of the Corporation's Charter, or (ii) the Board of Directors, pursuant to such Article, shall have refused a tender of such shares. Permitted transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by such Article of the Charter or by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  SECTION 5. FIXING OF RECORD DATES; CLOSING OF TRANSFER BOOKS. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

                  SECTION 6. REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  SECTION 7. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with the Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                                   ARTICLE III
                            MEETINGS OF STOCKHOLDERS

                  SECTION 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

                  SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held during the month of May in each year on a date and at the time set by the Board of Directors.

                  SECTION 3. SPECIAL MEETINGS.

                  (a) General. The chairman of the board, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

                  (b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or other agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

                  (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast not less than a majority (the "Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the secretary), shall bear the date of signature of each such stockholder (or other agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the secretary by registered mail, return receipt requested, and shall be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

                  (3) The requesting stockholders shall pay all costs of preparing and mailing the notice of meeting (including the Corporation's proxy materials) and any other notices required under these Bylaws. The secretary shall inform the requesting stockholders of the estimation of such costs. The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment from such requesting stockholder of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

                  (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the president, chief executive officer or Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Corporation. In fixing a date for any special meeting, the president, chief executive officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date.

                  (5) If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the secretary may revoke the notice of the meeting at any time before ten days before the meeting if the secretary has first sent to all other requesting stockholders written notice of such revocation and of intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

                  (6) The chairman of the Board of Directors, the president or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and
(ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

                  (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

             SECTION 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

             SECTION 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

             SECTION 6. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and
(g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

             SECTION 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

             The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

             SECTION 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

             SECTION 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid eleven months after its date, unless otherwise provided in the proxy.

             SECTION 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

             Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

             The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

             SECTION 11. INSPECTORS. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

             SECTION 12. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

             (a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this
Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 12(a).

                  (2) For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to be proper must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's stock ledger and current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that the procedural requirements set forth in Section 3 of Article III of these Bylaws have been satisfied, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph
(a)(2) of this Section 12 shall have been delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or other business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

                  (2) For purposes of this Section 12, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the United States Securities and Exchange Commission.

                  (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

                  SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                  SECTION 14. Meeting by Conference Telephone. To the extent permitted by the Board of Directors or the chairman of the meeting, stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

                                   ARTICLE IV
                                    DIRECTORS

                  SECTION 1. NUMBER AND CLASS.

                  (A) The affairs of the Corporation shall be under the direction of the Board of Directors which shall be divided into classes as provided in the Charter.

                  (B) At any meeting of the Board of Directors, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum required by the Maryland General Corporation Law, nor more than fifteen. The tenure of office of a director shall not be affected by any decrease or increase in the number of directors so made by the Board of Directors. In the event the number of directors is increased in advance of any annual meeting of stockholders, the Board of Directors shall elect a director or directors to fill such vacancies until the next annual meeting of stockholders, and shall appoint them to a class.

                  (C) During the time that the Corporation is to qualify as a real estate investment trust ("REIT"), except in the case of a vacancy, a majority of the Board of Directors shall be Independent Directors (as hereinafter defined). For purposes of these Bylaws, "Independent Director" shall mean a director of the Corporation who is not affiliated, directly or indirectly, with any person or entity, if any, responsible for directing or performing the day-to-day business affairs of the Corporation (the "Manager"), whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Manager or an affiliated business entity of the Manager; PROVIDED, HOWEVER, that a director shall not be considered an Independent Director if he or she is serving as a director of more than three REITs organized by the Manager or its affiliated business entities. "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity and (iii) any person that, directly or indirectly, is the beneficial owner of five percent (5%) or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of five percent (5%) or more of any class of equity securities ("person" includes any individual, corporation, partnership, trust, or other entity). Directors need not be stockholders in the Corporation.

                  SECTION 2. POWER. All the powers of the Corporation are vested in and shall be exercised by the Board of Directors except as otherwise prescribed by statute, by the Charter or by these Bylaws. If the entire Board of Directors should become vacant, any stockholder may call a special meeting and Directors for the unexpired term may be elected at the said special meeting in the same manner as provided for their election at annual meetings.

                  SECTION 3. VACANCIES. Any vacancy occurring on the Board of Directors for any cause other than by reason of an increase in the number of directors may, subject to the provisions of Section 5, be filled by a majority of the remaining members of the Board of Directors, although such majority may be less than a quorum; provided, however, that if the Corporation has sought to qualify as a REIT and in accordance with Section 1 of this Article IV a majority of the Board of Directors are required to be Independent Directors, then Independent Directors shall nominate replacements for vacancies among the Independent Directors, which must be elected by a majority of the directors, including a majority of the Independent Directors. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors including a majority of Independent Directors. If the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy among the number of directors elected by that class or series. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified.

                  SECTION 4. RESIGNATIONS. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

                  SECTION 5. REMOVAL. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office with, but not without, cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

                  SECTION 6. COMMITTEES OF THE BOARD. The Board of Directors may appoint from among its members, an executive committee and other committees comprised of one or more directors. A majority of the members of any committee, except the executive committee, so appointed shall be Independent Directors. If the Corporation lists its shares on a national securities exchange or on the National Association of Securities Dealers, Inc.'s Automated Quotation System ("NASDAQ"), the Board of Directors shall appoint an audit committee comprised of not less than two (2) members, all of whom are Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to fill vacancies on the Board of Directors, declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend or repeal the Bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. If, however, the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.

                  Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

                  The Board of Directors may designate a chairman of any committee, and such chairman may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously, if there are only two members, or by a majority, if there are more than two members, appoint another director to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

                  Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

                  Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

                  SECTION 7. MEETINGS OF THE BOARD OF DIRECTORS. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine or as shall be specified in the notice of such meeting.

                  Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at a meeting.

                  The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in
Section 8, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

                  Special meetings of the Board of Directors may be called at any time by two (2) or more directors or by a majority of the members of the executive committee, if one be constituted, in writing with or without a meeting of such committee, or by the Chairman of the Board or the President. Special meetings may be held at such place or places in or out of the State of Maryland as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

                  Notice of the place and time of every meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, telegraph, overnight courier or facsimile, or by leaving the same at his residence or usual place of business at least twenty-four (24) hours before the time at which such meeting is to be held or, if by first-class mail, at least four (4) days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post office address as it appears on the records of the Corporation, with postage thereon paid.

                  SECTION 8. INFORMAL ACTION BY DIRECTORS. Unless otherwise provided by law, any action required to be taken at a meeting of the directors or any other action which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

                  SECTION 9. QUORUM AND VOTING. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, the Corporation's Charter or these Bylaws. If a quorum shall not be present at any meeting of the directors, the directors present thereat may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting of the time, date and place of the next meeting of the directors, until a quorum shall be present.

                  SECTION 10. ORGANIZATION. The Chairman of the Board shall preside at each meeting of the Board of Directors. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as Secretary of the meeting and keep the minutes thereof.

                  SECTION 11. COMPENSATION OF DIRECTORS. Independent Directors shall receive a stated salary for their services or a fixed sum, and expenses of attendance at each regular or special meeting of the Board of Directors, or of any committee thereof or both, as may be determined from time to time by the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  SECTION 12. MANAGEMENT ARRANGEMENTS. The Board of Directors may delegate the duty of management of the assets and the administration of the Corporation's day-to-day operations to a Manager pursuant to a written contract or contracts, or any extension thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors, or the stockholders of the Corporation, as provided in the Charter.

                  All transactions involving the Corporation in which the Manager has an interest must be approved by a majority of the Independent Directors.

                  The Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement. The minutes of meetings with respect to such evaluation shall reflect the criteria used by the Board of Directors in making such evaluation. Upon any termination of the initial management arrangements reflected in the Registration Statement, the Board of Directors shall determine (a) to perform the management function for the Corporation, and (b) to justify the compensation provided for in its contract with the Corporation. The initial contract for the services of a Manager entered into by the Board of Directors shall have a term of no more than two (2) years, renewable at or prior to expiration of the contract. Each contract shall be terminable without cause by a majority of the Independent Directors or the Manager on sixty (60) days' written notice.

                  The Independent Directors shall determine at least annually, following the Manager's initial term, that the compensation which the Corporation contracts to pay the Manager is reasonable in relation to the nature and quality of services performed and also shall supervise performance of the Manager and the compensation paid to it by the Corporation to determine that the provisions of such contract are being carried out. Each such determination shall be based upon the following factors and all other factors the Independent Directors may deem relevant and the findings of the Independent Directors on each of such factors shall be recorded in the minutes of the Board of Directors:


                  (A) the size of the management fee in relation to the size, compensation and profitability of the investment portfolio of the Corporation;

                  (B) the success of the Manager in generating opportunities that meet the investment objectives of the Corporation;

                  (C) the rates charged to other corporations similar to the Corporation and to other investors by advisors performing similar services;

                  (D) additional revenues realized by the Manager and its affiliates through their relationship with the Corporation, including loan administration, underwriting or other commissions, fees for issuance and administration services in connection with issuances of structured securities and other fees, whether paid by the Corporation or by others with whom the Corporation does business;

                  (E) the quality and extent of service and advice furnished to the Corporation;

                  (F) the performance of the investment portfolio of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

                  (G) the quality of the investment portfolio of the Corporation in relationship to the investments generated by the Manager for its own account.

                  SECTION 14. TOTAL EXPENSES. The Independent Directors shall determine, from time to time to time but at least annually, that the total fees and expenses of the Corporation are reasonable in light of all relevant factors.

                  SECTION 15. INVESTMENT POLICIES AND RESTRICTIONS. It shall be the duty of the Board of Directors to ensure that the purchase, sale, retention and disposal of the Corporation's assets, and the investment policies of the Corporation and the limitations thereon or amendment thereof are at all times:

                  (A) consistent with such policies, limitations and restrictions recited in the registration statement on Form S-11, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with this Corporation's initial public offering of common stock (the "Initial Public Offering"); and

                  (B) in compliance with the restrictions applicable to REITs pursuant to the Internal Revenue Code of 1986, as amended.

                                    ARTICLE V
                                    OFFICERS

                  SECTION 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board, a President, a Treasurer and a Secretary, who shall be elected by the Board of Directors to serve for one year and until their respective successors are elected and qualified, except as otherwise provided in any employment agreement between the Corporation and any officer. The President shall always be a member of the Board of Directors. The Board of Directors may also appoint one or more Vice Presidents. The same person may hold any two or more offices except those of President and Vice President.

                  SECTION 2. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

                  SECTION 3. PRESIDENT. The President shall, subject to the control of the directors, in general supervise and control all of the business and affairs of the Corporation. He may sign any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

                  SECTION 4. VICE PRESIDENT. In the absence of the President or in event of his death, inability or refusal to act, the Vice President shall perform all the powers of and subject to all the restrictions upon, the President. The Vice President shall perform such other duties as from to time may be assigned to him by the President or by the directors.

                  SECTION 5. SECRETARY. The Secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such stockholder, have general charge of the stock transfer books of the Corporation and, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the directors.

                  SECTION 6. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the directors.


                  SECTION 7. OTHER OFFICERS. The other officers of the Corporation shall perform such duties as the President may from time to time assign to them.

                  SECTION 8. REMOVAL. Any officer elected by the Board of Directors may be removed, either for or without cause, at any time upon the vote of a majority of the Board of Directors. Any other employee of the Corporation may be removed or dismissed at any time by the President.

                  SECTION 9. RESIGNATION. Any officer or agent may resign at any time by giving written notice to the Board of Directors, or to the President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  SECTION 10. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board of Directors or by the officer or remaining members of the committee to which the power to fill such office has been delegated pursuant to
Section 2 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

                  SECTION 11. SALARIES. The salaries of the officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 2 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI
                                   SIGNATURES

                  SECTION 1. NEGOTIABLE INSTRUMENTS. All checks, drafts or notes of the Corporation shall be signed and/or countersigned by such officer, officers, agent or agents of the Corporation as may be so designated from time to time by the Board of Directors of the Corporation.

                  SECTION 2. STOCK TRANSFER. All endorsements, assignments, stock powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or Vice President or by such officer as the Board of Directors may designate.

                                   ARTICLE VII
                                   FISCAL YEAR

                  The fiscal year of the Corporation shall end on the last day of each calendar year.

                                  ARTICLE VIII
                                WAIVER OF NOTICE

                  Whenever, under the provisions of these Bylaws or of any law, the stockholders or Directors are authorized to hold any meeting after notice, or after the lapse of any prescribed period of time, such meeting may be held without notice, or without such lapse of time, by the written waiver of such notice signed by every person entitled to notice, or if every person entitled to notice shall be present at such meeting.

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

                  The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                    ARTICLE X
                     INDEMNIFICATION AND ADVANCE OF EXPENSES

                  To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                  Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  SECTION 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

                  SECTION 2. VOTING SHARES IN OTHER CORPORATIONS. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

                  SECTION 3. ANNUAL STATEMENT OF AFFAIRS. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

                  SECTION 4. MAIL. Except as herein expressly provided, any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

                  SECTION 5. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon the opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

                  SECTION 6. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to those of or relating to the Corporation.